Exhibit 99.1

Index of Tsingda Courses

Course	No.	Subject	Textbook Version

Synchronous Courses	1	Chinese, Maths, English, Physics, Chemistry	New Lesson Standard Version published by People’s Education Press (PEP)
	2		Xianxing Version published by PEP
	3		Xinqidian Version published by PEP (English Special Editon)
	4		Xinmubiao Version published by PEP (English Special Editon)
	5		Lingtong Version published by PEP (English Special Editon)
	6		New Version published by PEP (English Special Editon)
	7		PEP English Special Version (English Special Editon)
	8		Heilongjiang EEC English version
	9		Beijing Normal University Version
	10		Northwest Normal University Version
	11		Jijiao Version published by Hebei Education Publishing House
	12		Jiaoke Version published by China Education Science Press
	13		Sujiao Version published by Jiangsu Education Press
	14		Suke Version published by Jiangsu Science & Technology Press
	15		Hujiao Version published by Shanghai People’s Publishing House
	16		Lujiao Version published by Shandong Science & Technology Press
	17		Luke Version published by Shandong Science & Technology Press
	18		Yuejiao Version published by Guangdong Education Publishing House
	19		Zhejiao Version published by Zhejiang Education Publishing House
	20		Xiangjiao Version published by Hunan Education Publishing House
	21		Chinese A Version published by Language and Literature Press
	22		Chinese S Version published by Language and Literature Press
	23		Ejiao Version published by Hubei Education Publishing House (Chinese Special Edition)
	24		Changchun Version published by Changchun Press (Chinese Special Edition)
	25		Hebei University Version published by Hebei University Press (Chinese Special Edition)

26	Luren Version published by Shandong Peoples Publishing House (Chinese Special Edition)
27	Qingdao Version published by Qingdao Press (Maths Specail Edition)
28	Huashida Version published by East China Normal University Press (Maths Specail Edition)
29	Huke Version published by Shanghai Science & Technology Press
30	Hu’e Version published by South Press (Physics Special Edition)
31	Jinan Version published by Jinan Press
32	Waiyanshe Version published by Foreign Language Teaching and Research Press
33	Waiyan (Anhui) Version published by Anhui Education Press (English Special Version)
34	Yilin Oxford Version published by Yilin Press (English Special Version)
35	Shanghai Oxford Version published by Shanghai Education Press (English Special Version)
36	Shenzhen Oxford Version published by Shanghai Education Press (English Special Version)
37	Ren’ai Version published by Hunan Education Publishing House (English Special Version)
38	Xiangjiao Ren’ai Version published by Hunan Education Publishing House (English Special Version)
39	Liaoning Shida Version published by Liaoning Normal University Publishing House (English Special Version)
40	Shanghai New Century Version published by Shanghai Foreign Language Education Press (English Special Version)
41	New Century Version published by Shanghai Translation Publishing House (English Special Version)
42	Longman New Age Version (English Special Version)
43	Shengang Longman Version published by Foreign Language Teaching and Research Press (English Special Version)
44	Chongqing Version published by Chongqing Publishing House (English Special Version)
45	Popular Science Version (English Special Version)
46	Hujiao Oxford Version (English Special Version)
47	Guangzhou Oxford Version (English Special Version)
48	Guangzhou Version (English Special Version)
49	Qingdao Version (Maths Special Version)

50	Shanxi Lvyou New Version (English Special Version)
51	College entrance examinations classes for Olympic competition
52	New Lesson Standard (flash)
53	Video (flash)
54	New Lesson Standard Video
55	New Lesson Standard Version published by PEP (Lesson Plan)
56	New Guideline published by PEP (Lesson Plan)
57	Lesson Standard Version (Lesson Plan)
58	New Guideline Version (Lesson Plan)
59	New Lesson Standard Version of Beijing Normal University (Lesson Plan)
60	Chinese Version of New Lesson Standard Version (Lesson Plan)
61	Huke New Lesson Standard Version (Lesson Plan)
62	Eren Version (English Special Version)
63	Hunan Children Version (English Special Version)
64	Minjiao Version (English Special Version)
65	Xianglu Version (English Special Version)
66	Jiaoke Version EEC (English Special Version)
67	Waiyan New Communication (English Special Version)
68	Sichuan New Path (English Special Version)
69	Foreign Language Teaching and Research Press – Liaonian Version (English Special Version)